      As filed with the Securities and Exchange Commission on June 13, 2001
                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              -------------------

                              TORCH OFFSHORE, INC.
             (Exact name of registrant as specified in its charter)

                              -------------------


           DELAWARE                                     74-2982117
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)

 401 WHITNEY AVENUE, SUITE 400
     GRETNA, LOUISIANA                                  70056-2596
   (Address of principal                                (Zip Code)
    executiveoffices)


                              TORCH OFFSHORE, INC.
                          2001 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                              William J. Blackwell
                             Chief Financial Officer
                          401 Whitney Avenue, Suite 400
                          Gretna, Louisiana 70056-2596
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (504) 367-7030


                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED              PROPOSED
                                                                   MAXIMUM              MAXIMUM
                                                                  OFFERING             AGGREGATE            AMOUNT OF
          TITLE OF SECURITIES              AMOUNT TO BE             PRICE               OFFERING          REGISTRATION
           TO BE REGISTERED                 REGISTERED          PER SHARE (1)          PRICE (1)               FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
   per share.......................     3,000,000 shares           $16.00              $48,000,000            $12,000
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) based upon this initial public offering price per share of Common Stock of $16.00 as set forth in the prospectus of Torch Offshore, Inc. relating thereto dated June 7, 2001 as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

================================================================================

                            INTRODUCTORY STATEMENT

         Torch Offshore, Inc. (the "Registrant" or the "Company") is filing this Registration Statement on Form S-8 relating to its Common Stock, par value $.01 per share ("Common Stock"), issuable pursuant to the terms of the Torch Offshore, Inc. 2001 Long-Term Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by the Company (File No. 000-32855) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference:

         (1) the Company's Prospectus dated June 7, 2001, as filed with the Commission pursuant to Rule 424(b) under the Securities Act on June 7, 2001;

         (2) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on June 7, 2001 pursuant to the Exchange Act; and

         (3) the Company's current report on Form 8-K dated June 6, 2001 and filed with the Commission on June 12, 2001.

         All documents filed with the Commission by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

         The Company's Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the DGCL. The underwriting agreement entered into by the Company in connection with its initial public offering also provides for the indemnification of the directors and officers in certain circumstances. The Company has also entered into indemnification agreements with each of its directors and executive officers.

         The Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, as the same exists as of the date of the Certificate of Incorporation or as such provision may be thereafter amended, supplemented or replaced or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

                                                             Report or            SEC File or
Exhibit                                                     Registration          Registration          Exhibit
Number                 Document Description                   Statement               Number           Reference
------                 --------------------                   ----------          ------------         ---------
4.1* -       Certificate of Incorporation               Registration Statement     333-54120              3.1
                                                        on Form S-1

4.2* -       Bylaws of the Company                      Registration Statement     333-54120              3.2
                                                        Statement on Form S-1


                                                             Report or            SEC File or
Exhibit                                                     Registration          Registration          Exhibit
Number                 Document Description                   Statement               Number           Reference
------                 --------------------                   ----------          ------------         ---------
4.3* -       Certificate of Amendment to Certificate    Registration Statement     333-54120              3.3
             of Incorporation                           Statement on Form S-1

4.4*  -      Specimen Stock Certificate                 Registration Statement     333-54120              4.1
                                                        on Form S-1

4.5*  -      Registration Rights Agreement among the    Current Report on
             Company and the stockholders named         Form 8-K dated June
             therein                                    6, 2001                    000-32885              4.1

4.6*  -      Torch Offshore, Inc. Long-Term Incentive   Registration Statement     333-54120             10.2
             Incentive Plan                             Form on S-1

5     -      Opinion of Baker Botts L.L.P.

23.1  -      Consent of Arthur Andersen LLP

23.2  -      Consent of Baker Botts L.L.P. (included
             in Exhibit 5.1)

24    -      Powers of Attorney (included on the
             signature page to this Registration
             Statement)

---------------

*  Incorporated herein by reference as indicated.


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gretna, the State of Louisiana, on June 11, 2001.

                                       TORCH OFFSHORE, INC.
                                       (Registrant)


                                       By: /s/ LYLE G. STOCKSTILL
                                         ---------------------------------------
                                         Lyle G. Stockstill
                                         Chairman of the Board and Chief
                                         Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Lyle G. Stockstill and William J. Blackwell, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         Signature                           Title                                        Date
                         ---------                           -----                                        ----


/s/ Lyle G. Stockstill                                       Chairman of the Board and Chief          June 11, 2001
-----------------------------------------------------------  Executive Officer (Principal
Lyle G. Stockstill                                           Executive Officer)

/s/ William J. Blackwell                                     Chief Financial Officer and Director     June 11, 2001
-----------------------------------------------------------  (Principal Financial and Accounting
William J. Blackwell                                         Officer)


/s/ Lana J. Hingle Stockstill                                Senior Vice President --                 June 11, 2001
-----------------------------------------------------------  Administration and Director
Lana J. Hingle Stockstill

/s/ Eric Smith
-----------------------------------------------------------
Eric Smith                                                   Executive Vice President                 June 11, 2001

/s/ Curtis Lemons
-----------------------------------------------------------
Curtis Lemons                                                Director                                 June 11, 2001

/s/ John Reynolds
-----------------------------------------------------------
John Reynolds                                                Director                                 June 11, 2001

/s/ Ken Wallace
-----------------------------------------------------------
Ken Wallace                                                  Director                                 June 11, 2001

                                INDEX TO EXHIBITS


                                                             Report or            SEC File or
Exhibit                                                     Registration          Registration          Exhibit
Number                 Document Description                   Statement               Number           Reference
------                 --------------------                   ----------          ------------         ---------
4.1* -       Certificate of Incorporation               Registration Statement     333-54120              3.1
                                                        on Form S-1

4.2* -       Bylaws of the Company                      Registration Statement     333-54120              3.2
                                                        Statement on Form S-1

4.3* -       Certificate of Amendment to Certificate    Registration Statement     333-54120              3.3
             of Incorporation                           Statement on Form S-1

4.4*  -      Specimen Stock Certificate                 Registration Statement     333-54120              4.1
                                                        on Form S-1

4.5*  -      Registration Rights Agreement among the    Current Report on          000-32885              4.1
             Company and the stockholders named         Form 8-K dated June
             therein                                    6, 2001

4.6*  -      Torch Offshore, Inc. Long-Term Incentive   Registration Statement     333-54120             10.2
             Incentive Plan                             Form on S-1

5     -      Opinion of Baker Botts L.L.P.

23.1  -      Consent of Arthur Andersen LLP

23.2  -      Consent of Baker Botts L.L.P. (included
             in Exhibit 5.1)

24    -      Powers of Attorney (included on the
             signature page to this Registration
             Statement)


----------------

* Incorporated herein by reference as indicated.